UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Connexa Sports Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	61-1789640
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2709 N. Rolling Road, Suite 138, Windsor Mill, MD	21244
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-259487.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Item 1. Description of Registrant’s Securities to be Registered.

This Form 8-A is being filed in connection with the listing of the common stock, par value $0.001 (the “Common Stock”), of Connexa Sports Technologies Inc., a Delaware company (the “Company”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on The Nasdaq Stock Market LLC commencing on or about June 14, 2022. The Common Stock have been approved for listing on The Nasdaq Capital Market of The Nasdaq Stock Market LLC under the symbol “CNXA.”

A description of the Common Stock to be registered hereunder is set forth under the caption “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 333-259487) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on September 13, 2021, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, is incorporated herein by reference.

Item 2. Exhibits.

In accordance with the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CONNEXA SPORTS TECHNOLOGIES INC.

Date: June 14, 2022	By:	/s/ Mike Ballardie
Mike Ballardie
Chief Executive Officer